Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION REPORTS FISCAL YEAR 2013 RESULTS
COMPANY RAISES QUARTERLY DIVIDEND
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

SAN FRANCISCO, CA – March 3, 2014 – URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended January 3, 2014.

Fiscal 2013 Highlights

•	Revenues were $11.0 billion.
•	Generally Accepted Accounting Principles (“GAAP”) Net Income was $247.2 million, or $3.31 per share on a diluted basis.
•	Cash flow from Operations was $614.2 million.
•	Cash earnings per share* (“EPS”) was $4.26.
•	Earnings before interest, taxes, depreciation and amortization* (“EBITDA”) was $765.2 million.
•	Book of business at the end of the quarter was $22.8 billion, including backlog of $11.3 billion.

A reconciliation of EBITDA and Cash EPS, to GAAP Net Income and GAAP EPS for fiscal year 2013 is attached to this release and available on the investor relations page of URS’ website at www.urs.com.

_________________
* A non-GAAP measure.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “The fiscal 2013 results reported today are in line with the preliminary figures we reported on February 12, 2014.  Notwithstanding the operational issues that affected our fourth quarter performance, URS generated strong operating cash flow in 2013 and remains well positioned across our market sectors to continue to generate substantial free cash flow and to deliver value to our stockholders.”

As announced on February 12, 2014, the Company is accelerating its prior plan to return a total of at least $500 million to stockholders through stock repurchases and dividends by the end of 2015.  URS expects to spend approximately $350 million for stock repurchases in 2014.  As of February 28, 2014, URS has repurchased 2.8 million shares year-to-date amounting to $129.5 million.

Fiscal 2013 Results

Revenues for fiscal 2013 were $11.0 billion, essentially flat compared to fiscal 2012.  Operating income for fiscal 2013 was $590.8 million, compared with $685.9 million reported in fiscal 2012. Net income for fiscal 2013 was $247.2 million, compared with $310.6 million reported in fiscal 2012.  Diluted EPS for fiscal 2013 were $3.31, compared with the diluted EPS of $4.17 reported in fiscal 2012.

Cash EPS for fiscal 2013 were $4.26, compared with Cash EPS of $5.06 for fiscal 2012.  EBITDA was $765.2 million for 2013, a 4.9% decrease from 2012.

The Company’s backlog as of January 3, 2014 was $11.3 billion, compared to $13.3 billion on December 28, 2012, the last day of the Company’s 2012 fiscal year.  URS ended fiscal 2013 with a book of business of $22.8 billion, compared to $24.9 billion as of December 28, 2012.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas markets.

Infrastructure & Environment.  For fiscal 2013, the Infrastructure & Environment segment reported revenues of $3.8 billion and operating income of $214.1 million, compared to revenues of $3.8 billion and operating income of $220.9 million for fiscal 2012.

Federal Services.  For fiscal 2013, the Federal Services segment reported revenues of $2.3 billion and operating income of $268.5 million, compared to revenues of $2.7 billion and an operating income of $249.3 million for fiscal 2012.

Energy & Construction.  For fiscal 2013, the Energy & Construction segment reported revenues of $2.9 billion and operating income of $175.8 million, compared to revenues of $3.1 billion and an operating income of $254.2 million for fiscal 2012.

Oil & Gas.  For fiscal 2013, the Oil & Gas segment reported revenues of $2.2 billion and operating income of $9.9 million, compared to revenues of $1.5 billion and an operating income of $61.2 million for fiscal 2012.  URS established the Oil & Gas segment with the acquisition of Flint on May 14, 2012.

Fourth Quarter 2013 Results

Revenues for the quarter were $2.7 billion, compared with $3.0 billion recorded during the fourth quarter of 2012.  Operating income for the fourth quarter of 2013 was $113.5 million, compared with operating income of $171.4 million reported in the corresponding period of the prior year. Net income was $19.2 million, compared to net income of $70.6 million reported in the fourth quarter of 2012.  Diluted EPS were $0.26, compared to diluted earnings per share of $0.95 reported in the fourth quarter of 2012.

Quarterly Dividend

On February 28, 2014, the Company declared a quarterly cash dividend of $0.22 per common share, an increase from $0.21 per common share.  The dividend will be paid on April 11, 2014 to stockholders of record as of March 21, 2014.  Future declarations of quarterly dividends are subject to the approval of URS’ Board of Directors.

Outlook for Fiscal 2014

URS continues to expect that fiscal 2014 consolidated revenues will be between $10.8 billion and $11.2 billion.  The Company expects fiscal 2014 EPS will be between $3.20 and $3.50 and Cash EPS for fiscal 2014 will be between $4.13 and $4.43, on a fully diluted basis.  The comparison of 2014 to 2013 includes the wind down of the Company's highly successful work on the DoD’s chemical weapons demilitarization (Chem Demil) program. In 2014, the Company expects revenues from this program to decrease by approximately $355 million and operating income to decrease by approximately $125 million.  In addition, URS expects that 2014 operating cash flow will be between $725 million and $775 million.  A reconciliation of Cash EPS to GAAP EPS for the fiscal year 2014 outlook is attached to this release and available on the investor relations page of URS’ website at www.urs.com.

Webcast Information

URS will host a dial-in conference call today, Monday, March 3, 2014 at 5:00 p.m. (ET) to discuss its fiscal 2013 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services. URS provides services for federal, oil and gas, infrastructure, power, and industrial projects and programs. Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (www.urs.com).

TABLES TO FOLLOW

Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to our future revenues, cash flow, net income and earnings per share, our future backlog and book of business, our future dividends and share repurchases, and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: declines in the economy or client spending; changes to the federal budget; changes in our book of business; our compliance with government regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in oil, natural gas and other commodity prices; weather conditions; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; impairment of our goodwill; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-K for the period ended January 3, 2014, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (In millions, except per share data)

	January 3, 2014	December 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$283.7	$314.5
Accounts receivable, including retentions of $116.6 and $114.4, respectively	1,392.6	1,554.8
Costs and accrued earnings in excess of billings on contracts	1,521.5	1,384.3
Less receivable allowances	(65.1)	(69.7)
Net accounts receivable	2,849.0	2,869.4
Deferred tax assets	35.6	67.6
Inventory	49.2	61.5
Other current assets	173.2	204.2
Total current assets	3,390.7	3,517.2
Investments in and advances to unconsolidated joint ventures	245.6	278.3
Property and equipment, net	608.1	687.5
Intangible assets, net	569.7	692.2
Goodwill	3,695.6	3,721.6
Other long-term assets	208.3	364.2
Total assets	$8,718.0	$9,261.0
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$44.6	$71.8
Accounts payable and subcontractors payable, including retentions of $29.2 and $32.3, respectively	688.3	803.5
Accrued salaries and employee benefits	507.4	558.8
Billings in excess of costs and accrued earnings on contracts	233.1	289.1
Other current liabilities	365.2	277.8
Total current liabilities	1,838.6	2,001.0
Long-term debt	1,666.9	1,992.5
Deferred tax liabilities	444.2	379.9
Self-insurance reserves	127.2	129.8
Pension and post-retirement benefit obligations	285.7	300.9
Other long-term liabilities	128.4	271.0
Total liabilities	4,491.0	5,075.1
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 89.1 and 88.9 shares issued, respectively; and 75.0 and 76.8 shares outstanding, respectively	0.9	0.9
Treasury stock, 14.1 and 12.1 shares at cost, respectively	(588.2)	(494.9)
Additional paid-in capital	3,038.1	3,003.9
Accumulated other comprehensive loss	(200.3)	(113.2)
Retained earnings	1,830.7	1,647.3
Total URS stockholders’ equity	4,081.2	4,044.0
Noncontrolling interests	145.8	141.9
Total stockholders’ equity	4,227.0	4,185.9
Total liabilities and stockholders’ equity	$8,718.0	$9,261.0

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2014	2012	2014	2012

Revenues	$2,660.7	$2,972.7	$10,990.7	$10,972.5
Cost of revenues	(2,564.1)	(2,810.5)	(10,416.0)	(10,294.5)
General and administrative expenses	(17.6)	(21.6)	(77.5)	(83.6)
Acquisition-related expenses	—	—	—	(16.1)
Equity in income of unconsolidated joint ventures	34.5	30.8	93.6	107.6
Operating income	113.5	171.4	590.8	685.9
Interest expense	(20.3)	(19.7)	(86.1)	(70.7)
Other income (expenses)	(3.5)	(3.6)	(7.7)	0.5
Income before income taxes	89.7	148.1	497.0	615.7
Income tax expense	(44.3)	(34.7)	(167.7)	(189.9)
Net income including noncontrolling interests	45.4	113.4	329.3	425.8
Noncontrolling interests in income of consolidated subsidiaries	(26.2)	(42.8)	(82.1)	(115.2)
Net income attributable to URS	$19.2	$70.6	$247.2	$310.6

Earnings per share:
Basic	$0.26	$0.95	$3.35	$4.18
Diluted	$0.26	$0.95	$3.31	$4.17
Weighted-average shares outstanding:
Basic	73.6	74.5	73.9	74.3
Diluted	74.2	74.6	74.7	74.5

Cash dividends declared per share	$0.21	$0.20	$0.84	$0.80

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2014	2012	2014	2012
Cash flows from operating activities:
Net income including noncontrolling interests	$45.4	$113.4	$329.3	$425.8
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	41.1	40.7	156.8	132.4
Amortization of intangible assets	26.6	27.4	107.4	101.2
Write-off of Canadian Notes premium	(23.2)	—	(23.2)	—
Gain on disposal of property and equipment	(3.2)	(0.3)	(25.4)	(3.4)
Deferred income taxes	37.0	(19.1)	73.0	(16.6)
Stock-based compensation	(3.9)	11.1	31.8	43.6
Equity in income of unconsolidated joint ventures	(34.5)	(30.8)	(93.6)	(107.6)
Dividends received from unconsolidated joint ventures	38.3	20.8	113.0	88.7
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	343.7	35.9	364.3	(92.2)
Inventory	4.4	6.2	12.2	7.0
Other current assets	23.6	(16.3)	36.0	(27.0)
Other long-term assets	(141.9)	(5.4)	(200.5)	(62.2)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(99.8)	(64.1)	(219.5)	(13.7)
Billings in excess of costs and accrued earnings on contracts	7.7	13.0	(54.5)	(35.2)
Other long-term liabilities	(5.4)	(1.4)	7.1	(10.6)
Total adjustments and changes	210.5	17.7	284.9	4.4
Net cash from operating activities	255.9	131.1	614.2	430.2
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	—	—	(1,345.7)
Proceeds from disposal of property and equipment	31.1	8.1	63.7	25.3
Payments in settlement of foreign currency forward contract	—	—	—	(1,260.6)
Receipts in settlement of foreign currency forward contract	—	—	—	1,260.3
Investments in unconsolidated joint ventures	(0.1)	1.0	(0.2)	(4.4)
Changes in restricted cash	(0.3)	0.1	4.3	3.9
Capital expenditures, less equipment purchased through capital leases and equipment notes	(12.8)	(23.6)	(81.0)	(125.4)
Net cash from investing activities	17.9	(14.4)	(13.2)	(1,446.6)

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In millions)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2014	2012	2014	2012
Cash flows from financing activities:
Borrowings from long-term debt	—	—	—	998.9
Payments on long-term debt	(216.9)	(33.6)	(220.5)	(38.0)
Borrowings from revolving line of credit	98.8	101.6	1,028.2	661.6
Payments on revolving line of credit	(136.9)	(150.0)	(1,124.1)	(583.6)
Net payments under foreign lines of credit and short-term notes	(5.5)	(7.8)	(26.6)	(20.5)
Net change in overdrafts	0.2	50.4	(54.9)	54.5
Payments on capital lease obligations	(4.1)	(4.5)	(18.0)	(14.6)
Payments of debt issuance costs and other financing activities	(2.4)	0.1	(0.8)	(8.7)
Proceeds from employee stock purchases and exercises of stock options	5.6	1.2	20.2	8.9
Distributions to noncontrolling interests	(29.8)	(31.9)	(79.0)	(83.8)
Contributions and advances from noncontrolling interests	0.5	—	0.5	2.3
Dividends paid	(15.4)	(14.9)	(62.2)	(44.7)
Repurchases of common stock	—	—	(93.3)	(40.0)
Net cash from financing activities	(305.9)	(89.4)	(630.5)	892.3
Net change in cash and cash equivalents	(32.1)	27.3	(29.5)	(124.1)
Effect of foreign exchange rate changes on cash and cash equivalents	1.6	(2.0)	(1.3)	2.6
Cash and cash equivalents at beginning of period	314.2	289.2	314.5	436.0
Cash and cash equivalents at end of period	$283.7	$314.5	$283.7	$314.5

Supplemental information:
Interest paid	$37.2	$37.7	$83.9	$64.5
Taxes paid	$12.0	$57.1	$101.3	$150.6

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$18.3	$11.7	$54.3	$27.9
Cash dividends declared but not paid	$18.3	$16.7	$18.3	$16.7

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULES OF GAAP TO NON-GAAP MEASURES

Cash EPS and EBITDA in the tables below are not computed in accordance with GAAP. These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business.  Cash EPS and EBITDA should not be used as substitutes for diluted EPS and net income prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of Cash EPS and EBITDA to GAAP diluted EPS and net income for year ended January 3, 2014 and December 28, 2012, and for the guidance range for fiscal year 2014.

	Year Ended
	January 3, 2014	December 28, 2012
(In millions, except per share data)
Cash EPS	$4.26	$5.06
Intangible amortization expense, net of tax(1)	(0.95)	(0.89)
Diluted EPS	$3.31	$4.17

_____________
(1)	Amounts are net of tax effects of $0.49 and $0.46 for the years ended January 3, 2014 and December 28, 2012, respectively.

	Fiscal Year Ending on January 2, 2015
(In millions, except per share data)	Lower Range	Upper Range
Cash EPS	$4.13	$4.43
Intangible amortization expense, net of tax(1)	(0.93)	(0.93)
Diluted EPS	$3.20	$3.50

_____________
(1)	Amounts are net of tax effects of $0.46.

	Year Ended
	January 3, 2014	December 28, 2012
(In millions)
EBITDA	$765.2	$804.8
Interest expense	(86.1)	(70.7)
Income tax expense	(167.7)	(189.9)
Depreciation and amortization	(156.8)	(132.4)
Amortization of intangible assets	(107.4)	(101.2)
Net income attributable to URS	$247.2	$310.6

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas	Total
As of January 3, 2014
Backlog	$2,890.0	$2,364.4	$5,584.0	$464.3	$11,302.7
Option years	146.2	2,103.6	1,706.5	—	3,956.3
Indefinite delivery contracts	3,182.8	3,150.2	131.0	1,085.5	7,549.5
Total book of business	$6,219.0	$7,618.2	$7,421.5	$1,549.8	$22,808.5

As of December 28, 2012
Backlog	$3,028.4	$3,476.9	$5,947.1	$823.8	$13,276.2
Option years	197.3	2,728.1	2,056.8	—	4,982.2
Indefinite delivery contracts	2,572.4	3,238.7	236.0	611.7	6,658.8
Total book of business	$5,798.1	$9,443.7	$8,239.9	$1,435.5	$24,917.2

	January 3,	December 28,
(In millions)	2014	2012
Backlog by market sector:
Federal	$4,891.6	$6,546.5
Infrastructure	2,683.2	2,957.6
Oil & Gas	1,102.9	1,461.3
Power	1,338.7	1,416.1
Industrial	1,286.3	894.7
Total backlog	$11,302.7	$13,276.2

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY DIVISION

	Three Months Ended		Year Ended
(In millions)	January 3,	December 28,	January 3,	December 28,
	2014	2012	2014	2012
Revenues
Infrastructure & Environment	$924.7	$941.0	$3,758.0	$3,792.1
Federal Services	486.6	603.5	2,263.0	2,721.6
Energy & Construction	742.3	853.0	2,911.0	3,138.1
Oil & Gas (1)	535.9	605.4	2,208.2	1,475.1
Inter-segment eliminations	(28.9)	(30.2)	(149.5)	(154.4)
Total revenues	$2,660.6	$2,972.7	$10,990.7	$10,972.5
Operating income (loss)
Infrastructure & Environment	$52.2	$45.3	$214.1	$220.9
Federal Services	43.1	31.8	268.5	249.3
Energy & Construction	54.7	86.5	175.8	254.2
Oil & Gas (1)	(18.9)	29.4	9.9	61.2
Corporate	(17.6)	(21.6)	(77.5)	(99.7)
Total operating income	$113.5	$171.4	$590.8	$685.9

(1)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas	Power	Industrial	Total
Three months ended January 3, 2014
Infrastructure & Environment	$98.1	$429.0	$143.5	$66.4	$172.6	$909.6
Federal Services	486.1	—	—	—	—	486.1
Energy & Construction	192.8	94.2	150.4	183.1	112.2	732.7
Oil & Gas	—	—	532.3	—	—	532.3
Total	$777.0	$523.2	$826.2	$249.5	$284.8	$2,660.7

Year ended January 3, 2014
Infrastructure & Environment	$562.3	$1,647.4	$559.4	$247.6	$665.3	$3,682.0
Federal Services	2,261.1	—	—	—	—	2,261.1
Energy & Construction	896.1	288.9	484.9	725.5	469.4	2,864.8
Oil & Gas	—	—	2,182.8	—	—	2,182.8
Total	$3,719.5	$1,936.3	$3,227.1	$973.1	$1,134.7	$10,990.7

Three months ended December 28, 2012
Infrastructure & Environment	$169.5	$378.7	$153.5	$51.6	$173.0	$926.3
Federal Services	603.3	—	—	—	—	603.3
Energy & Construction	233.7	62.8	102.3	342.4	102.4	843.6
Oil & Gas (1)	—	—	599.5	—	—	599.5
Total	$1,006.5	$441.5	$855.3	$394.0	$275.4	$2,972.7

Year ended December 28, 2012
Infrastructure & Environment	$670.1	$1,550.1	$552.5	$209.8	$700.5	$3,683.0
Federal Services	2,720.8	—	—	—	—	2,720.8
Energy & Construction	1,044.1	241.3	288.9	1,094.6	430.6	3,099.5
Oil & Gas (1)	—	—	1,469.2	—	—	1,469.2
Total	$4,435.0	$1,791.4	$2,310.6	$1,304.4	$1,131.1	$10,972.5

(1)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.